EXHIBIT 99.1

Investor Relations Contact:	Public Relations Contact:
Michelle Levine Tel: 408-936-2775 mlevine@juniper.net	Michael Hakkert Tel: 408-936-8342 mhakkert@juniper.net

Juniper Networks, Inc. Reports Q2’07 Financial Results
Q2’07 Net Revenue of $664.9M, up 17% from Q2’06;
GAAP Diluted EPS $0.15; Non-GAAP Diluted EPS $0.20

SUNNYVALE, Calif., July 18, 2007 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the three and six months ended June 30, 2007.

Net revenues for the second quarter of 2007 were $664.9 million, compared with $567.5 million for the second quarter of 2006, an increase of 17 percent. Net revenues for the six months ended June 30, 2007 were $1,291.9 million, compared with $1,134.2 million for the same period last year, an increase of 14 percent.

Net income on a GAAP basis for the second quarter of 2007 was $86.2 million or $0.15 per share, compared with a GAAP net loss of $1,206.5 million or $2.13 per share for the second quarter of 2006. Non-GAAP net income for the second quarter of 2007 was $116.0 million or $0.20 per share, compared with non-GAAP net income of $107.0 million or $0.18 per share for the second quarter of 2006. Net income on a GAAP basis for the six months ended June 30, 2007 was $152.8 million or $0.26 per share, compared with a GAAP net loss of $1,130.7 million, including $1,283.4 million impairment charges, or $2.00 per share for the same period last year. Non-GAAP net income for the six months ended June 30, 2007 was $228.3 million or $0.39 per share, compared with non-GAAP net income of $221.5 million or $0.37 per share for the same period in 2006. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Product Revenue by Operating Segment table below.

Net cash provided by operations for the second quarter of 2007 were $204.0 million, compared to cash provided by operations of $217.9 million for the second quarter of 2006. Net cash flows from operations for the six months ended June 30, 2007 were $356.6 million, compared to cash provided by operations of $356.5 million for the same period in 2006.

Capital expenditures and depreciation during the second quarter of 2007 were $42.7 million and $24.8 million, respectively. Capital expenditures and depreciation during the first six months of 2007 were $75.1 million and $47.0 million, respectively.

“We are pleased with our progress in the second quarter and first half of 2007, and we also remain fully aware of the ongoing work that lies ahead,” said Scott Kriens, Juniper Networks’ Chairman and CEO. “As we continue to focus intently on execution across the company, we’re optimistic about the feedback we’re receiving from customers and the opportunities we see in the marketplace for high-performance networking.”

Q2 Highlights:

High-Performance Network Infrastructure
For service providers, Juniper announced the newest member of the T-series family, the T1600 core router. Capable of delivering an industry-leading 1.6 Tbps of throughput in a single half-rack chassis, the service-aware T1600 core router will ease the transition to next-generation networks and enable service providers to accelerate the deployment of the experience-based services that subscribers expect today with the agility and service control to address future requirements. Fully supported by JUNOS, the T1600 is policy-enabled and managed through the Session Resource Control (SRC) product family to maximize service control and speed the deployment of multiplay applications. And as the industry’s most energy efficient core router, the T1600 will consume 30 percent less power and require 30 percent less cooling than competitive platforms to deliver operational excellence and superior investment protection.

Juniper also announced the newest member of the market-leading E-series family, the E120 Broadband Services Router. The E120 mirrors the advanced feature set, high-performance and reliability of the E320 in a smaller, highly efficient form factor, enabling service providers to quickly and cost-effectively extend multiplay services to untapped markets served by smaller points of presence. In parallel Juniper announced the successful completion of interoperability and joint solution testing with an initial set of partners of several new advertising technologies that will enable IPTV service providers to, for the first time, gather real-time subscriber viewing statistics and deliver highly-targeted advertisements to pursue significant new revenue opportunities.

For enterprises, Juniper expanded its high-performance network infrastructure with new software releases for the Integrated Security Gateway (ISG) and Secure Services Gateway (SSG) firewall/VPNs and IDP products. For the first time, enterprises will have advanced granular visibility and control of business applications and users, enabling them to set and enforce security policies across the network and enhance application delivery and performance to improve user productivity and keep pace with escalating business requirements.

Juniper also announced two new J-series routers, the J2320 and J2350, two new SSG platforms, the
SSG320M and SSG350M, as well as the latest versions of the NetScreen-Security Manager (NSM) Central Manager and NSMXpress network management appliances. With the addition of these new high-performance products, Juniper continues to demonstrate its commitment to providing best-in-class and highly integrated secure networking technologies for branch offices.

In addition, Juniper continued to strengthen its industry partnerships, working closely with Microsoft to provide customers and partners with open standards-based interoperability between Juniper Networks Unified Access Control (UAC) and Microsoft Network Access Protection (NAP). Once this work is completed, interoperability between Microsoft’s NAP and the Juniper Networks UAC solution will provide enterprises with greater choice, flexibility and investment protection for network access control (NAC) deployments.

Fueling High-Performance Businesses
In the service provider market, Juniper realized strength in the core where the T-series and TX Matrix continued to gain momentum. The company announced the expansion of China Telecom Shanghai’s next generation network with the TX matrix and T640 core routers to support the growth of IPTV and multiplay applications. Japan’s National Institute for Informatics (NII), the country’s largest and most advanced academic research institution, upgraded its nationwide SINET3 next generation network with Juniper Networks T-series routers to efficiently support high-bandwidth applications and ensure future scalability. In addition, Bayanant Al-oula, a new service provider based in the Kingdom of Saudi Arabia, selected Juniper Networks M- and T-series routers for the build-out of its new IP/MPLS-based next generation network to enable premium multiplay voice, video and IPTV services for its expanding base of residential and business subscribers.

In the enterprise, Juniper high-performance routing, security and application acceleration offerings continued to gain momentum. The Turkish Directorate-General of Security Forces deployed M- and J-series routers to create Pol-Net, an IP/MPLS-based network that will underpin police and security-related communications throughout Turkey. The National University of Singapore (NUS) deployed Juniper SSL VPN appliances to securely deliver online examinations to its students. Cooper-Standard Automotive, a leading manufacturer and OEM supplier to the automobile industry, deployed Juniper Networks SSL VPN appliances to enable secure high-performance global remote access to its corporate intranet from a variety of computer platforms including the newly released Windows Vista operating system. Carlsberg A/S, one of the world’s best-known beer brands, deployed Juniper Networks DX data center application acceleration platforms and See’s Candies enhanced the performance of their retail website through the deployment of Juniper Networks WX application acceleration platforms.

Juniper Networks will host a conference call web cast today, July 18, 2007 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. To participate via telephone, the dial-in number is 800-263-9153, or 212-676-5370 for international callers. Please call ten minutes prior to the scheduled conference call time. The conference call will be archived on the Juniper Networks website until September 14, 2007. A replay will be accessible by telephone on July 18, 2007 after 4:00 p.m. Pacific Time through July 25, 2007 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21343325. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo and NetScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries. JUNOS is a trademark of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, future product availability and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenues:
Product	$541,695	$468,790	$1,051,468	$942,915
Service	123,227	98,679	240,390	191,268
Total net revenues	664,922	567,469	1,291,858	1,134,183
Cost of revenues:
Product	159,891	139,439	314,833	280,434
Service	60,883	49,484	118,050	93,436
Total cost of revenues	220,774	188,923	432,883	373,870
Gross margin	444,148	378,546	858,975	760,313
Operating expenses:
Research and development	148,702	116,222	289,795	229,910
Sales and marketing	156,845	136,001	307,501	265,430
General and administrative	27,996	24,166	55,254	47,265
Amortization of purchased intangibles	22,740	23,187	45,480	46,408
Impairment charges	—	1,283,421	—	1,283,421
Other charges	1,642	4,350	14,226	5,754
Total operating expenses	357,925	1,587,347	712,256	1,878,188
Operating income (loss)	86,223	(1,208,801)	146,719	(1,117,875)
Interest and other income	26,729	23,989	60,706	44,756
Interest and other expense	(1,222)	(813)	(2,286)	(1,902)
Gain on minority equity investment	6,745	—	6,745	—
Income (Loss) before income taxes	118,475	(1,185,625)	211,884	(1,075,021)
Provision for income taxes	32,295	20,831	59,057	55,672
Net income (loss)	$86,180	$(1,206,456)	$152,827	$(1,130,693)
Net income (loss) per share:
Basic	$0.16	$(2.13)	$0.27	$(2.00)
Diluted	$0.15	$(2.13)	$0.26	$(2.00)
Shares used in computing net income (loss) per share:
Basic	544,224	566,098	556,811	566,013
Diluted	580,736	566,098	592,317	566,013

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Cost of revenues – Product	$501	$510	$956	$997
Cost of revenues – Service	2,135	1,458	5,225	2,854
Research and development	8,260	9,407	19,309	19,420
Sales and marketing	7,667	8,486	15,302	16,113
General and administrative	2,936	3,315	6,649	6,857
Total	$21,499	$23,176	$47,441	$46,241

Juniper Networks, Inc.
Net Product Revenue by Operating Segment
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Infrastructure	$402,872	$352,223	$788,121	$715,227
Service Layer Technologies	138,823	116,567	263,347	227,688
Total	$541,695	$468,790	$1,051,468	$942,915

Juniper Networks, Inc.
Reconciliation between GAAP to non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2007	2006*	2007	2006*
GAAP Cost of revenues – Product		$159,891	$139,439	$314,833	$280,434
Stock-based compensation expense	C	(501)	(510)	(956)	(997)
Stock-based compensation related payroll tax	C	(70)	(16)	(70)	(74)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(2,738)	(2,738)
Non-GAAP Cost of revenues – Product		157,951	137,544	311,069	276,625
GAAP Cost of revenues – Service		60,883	49,484	118,050	93,436
Stock-based compensation expense	C	(2,135)	(1,458)	(5,225)	(2,854)
Stock-based compensation related payroll tax	C	(233)	(85)	(233)	(244)
Non-GAAP Cost of revenues – Service		58,515	47,941	112,592	90,338
GAAP Gross margin		444,148	378,546	858,975	760,313
Stock-based compensation expense	C	2,636	1,968	6,181	3,851
Stock-based compensation related payroll tax	C	303	101	303	318
Amortization of purchased intangible assets	A	1,369	1,369	2,738	2,738
Non-GAAP Gross margin		448,456	381,984	868,197	767,220
GAAP Gross margin % of revenue		66.8%	66.7%	66.5%	67.0%
Stock-based compensation expense % of revenue	C	0.4%	0.4%	0.5%	0.4%
Stock-based compensation related payroll tax % of revenue	C	-	—	—	—
Amortization of purchased intangible assets % of revenue	A	0.2%	0.2%	0.2%	0.2%
Non-GAAP Gross margin % of revenue		67.4%	67.3%	67.2%	67.6%
GAAP Research and development expense		$148,702	$116,222	$289,795	$229,910
Stock-based compensation expense	C	(8,260)	(9,407)	(19,309)	(19,420)
Stock-based compensation related payroll tax	C	(878)	(274)	(878)	(975)
Non-GAAP Research and development expense		139,564	106,541	269,608	209,515
GAAP Sales and marketing expense		156,845	136,001	307,501	265,430
Stock-based compensation expense	C	(7,667)	(8,486)	(15,302)	(16,113)
Stock-based compensation related payroll tax	C	(819)	(471)	(819)	(990)
Non-GAAP Sales and marketing expense		148,359	127,044	291,380	248,327
GAAP General and administrative expense		27,996	24,166	55,254	47,265
Stock-based compensation expense	C	(2,936)	(3,315)	(6,649)	(6,857)
Stock-based compensation related payroll tax	C	(97)	(40)	(97)	(171)
Non-GAAP General and administrative expense		24,963	20,811	48,508	40,237

		Three Months Ended			Six Months Ended
		June 30,			June 30,
		2007		2006*	2007	2006*
GAAP Operating income (loss)		$86,223		$(1,208,801)	$146,719	$(1,117,875)
Stock-based compensation expense	C	21,499		23,176	47,441	46,241
Stock-based compensation related payroll tax	C	2,097		886	2,097	2,454
Amortization of purchased intangible assets	A	24,109		24,556	48,218	49,146
Impairment charges	B	-		1,283,421	—	1,283,421
Other charges — compensation expense related to acquisitions	A	313		1,404	626	2,808
Other charges — restructuring and acquisition charges	A/B		(303)	436	(341)	436
Other charges — stock option investigation costs	B	1,265		2,510	5,975	2,510
Other charges — tax related charges	B	367		—	7,966	—
Non-GAAP Operating income		135,570		127,588	258,701	269,141
GAAP Net income (loss)		86,180		(1,206,456)	152,827	(1,130,693)
Stock-based compensation expense	C	21,499		23,176	47,441	46,241
Stock-based compensation related payroll tax	C	2,097		886	2,097	2,454
Amortization of purchased intangible assets	A	24,109		24,556	48,218	49,146
Impairment charges	B	-		1,283,421	—	1,283,421
Other charges — compensation expense related to acquisitions	A	313		1,404	626	2,808
Other charges — restructuring and acquisition charges	A/B		(303)	436	(341)	436
Other charges — stock option investigation costs	B	1,265		2,510	5,975	2,510
Other charges — tax related charges	B	367		—	7,966	—
Gain on minority equity investment	B	(6,745)		—	(6,745)	—
Income tax effect	B	(12,807)		(22,891)	(29,737)	(34,807)
Non-GAAP Net income		$115,975		$107,042	$228,327	$221,516
Non-GAAP Net income per share:
Basic	D	$0.21		$0.19	$0.41	$0.39
Diluted	D	$0.20		$0.18	$0.39	$0.37
Shares used in computing non-GAAP Net income per share:
Basic	D	544,224		566,098	556,811	566,013
Diluted	D	580,736		600,308	592,317	601,946

• Prior year periods have been reclassified to conform to current year presentation.

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating income; net income and net income per share. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on minority equity investment in privately held companies; and (v) the income tax effect on our financial statements of excluding our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on minority equity investments in privately held companies is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these non-cash gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our businesses. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$860,070	$1,596,333
Short-term investments	342,956	443,910
Accounts receivable, net of allowance for doubtful accounts	258,838	249,445
Deferred tax assets, net	158,852	179,989
Prepaid expenses and other current assets	49,570	52,129
Total current assets	1,670,286	2,521,806
Property and equipment, net	380,041	349,930
Long-term investments	173,017	574,061
Restricted cash	32,129	45,610
Purchased intangible assets, net	120,983	169,202
Goodwill	3,651,240	3,624,652
Other long-term assets	88,954	83,134
Total assets	$6,116,650	$7,368,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$176,669	$179,553
Accrued compensation	113,526	110,451
Accrued warranty	35,659	34,828
Deferred revenue	381,928	312,253
Income taxes payable	14,247	38,499
Debt	399,944	—
Other accrued liabilities	80,766	87,033
Total current liabilities	1,202,739	762,617
Long-term deferred revenue	68,755	73,326
Other long-term liabilities	44,672	17,424
Long-term debt	—	399,944
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	6
Additional paid-in capital	7,814,942	7,646,047
Accumulated other comprehensive income	10,674	1,266
Accumulated deficit	(3,025,137)	(1,532,235)
Total stockholders’ equity	4,800,484	6,115,084
Total liabilities and stockholders’ equity	$6,116,650	$7,368,395

Juniper Networks, Inc.
Cash, Cash Equivalents and Investments
(in thousands)
(unaudited)

	June 30, 2007	December 31, 2006
Cash and cash equivalents	$860,070	$1,596,333
Short-term investments	342,956	443,910
Long-term investments	173,017	574,061
Total	$1,376,043	$2,614,304

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$152,827	$(1,130,693)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	95,194	84,992
Stock-based compensation	47,441	46,241
Non-cash portion of debt issuance costs and disposal of property and equipment	954	750
Gain on minority equity investment	(6,745)	—
Impairment of goodwill and intangible assets	—	1,283,421
Excess tax benefit of employee stock option plans	(3,792)	(3,789)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,760)	18,558
Prepaid expenses and other assets	14,918	13,261
Accounts payable	(6,142)	(28,847)
Accrued compensation	3,075	(5,013)
Accrued warranty	831	(95)
Other accrued liabilities	(2,265)	21,236
Deferred revenue	65,104	56,440
Net cash provided by operating activities	356,640	356,462
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(75,051)	(43,415)
Purchases of available-for-sale investments	(298,615)	(325,760)
Maturities and sales of available-for-sale investments	814,245	292,451
Decrease in restricted cash	2,593	18,878
Payments related to acquisitions	(375)	(13,063)
Minority equity investments	—	(3,090)
Net cash provided by (used in) investing activities	442,797	(73,999)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	83,703	69,349
Retirement of common stock	(1,623,195)	(186,388)
Excess tax benefit of employee stock option plans	3,792	3,789
Net cash used in financing activities	(1,535,700)	(113,250)
Net (decrease) increase in cash and cash equivalents	(736,263)	169,213
Cash and cash equivalents at beginning of period	1,596,333	918,401
Cash and cash equivalents at end of period	$860,070	$1,087,614